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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-137677) pertaining to the Bare Escentuals, Inc. 2004 Equity Incentive Plan and 2006 Equity Incentive Award Plan, of our reports dated February 27, 2008, with respect to the consolidated financial statements of Bare Escentuals, Inc. and the effectiveness of internal control over financial reporting of Bare Escentuals, Inc. included in this Annual Report (Form 10-K) for the year ended December 30, 2007.

                      /s/ ERNST & YOUNG LLP

San Francisco, California
February 27, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm